UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LONGHAI STEEL INC.
(Exact name of registrant as specified in its charter)

Nevada	11-3699388
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province	054000
People’s Republic of China
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units, each consisting of two shares of Common Stock and one	The NASDAQ Stock Market LLC
warrant to purchase one share of Common Stock (expiring 50 days after the offering)
Warrants to Purchase Common Stock (commencing 50 days	The NASDAQ Stock Market LLC
following the offering)
Common Stock, $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

Securities Act registration statement file number to which this form relates: 333-168226 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)
None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the units, common stock and warrants to be offered by Longhai Steel Inc. (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Description of Securities to be Registered,” and “Underwriting and Plan of Distribution” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-168226), initially filed with the Securities and Exchange Commission on July 20, 2010 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description

1.1

Registrant’s Registration Statement on Form S-1 (Registration No. 333-168226), initially filed with the Securities and Exchange Commission on July 20, 2010, as amended (incorporated herein by reference).

4.1

Warrant Agreement with attached form of warrant (incorporated herein by reference to Exhibit 4.6 to the Registration Statement on Form S-1 (Registration No. 333-168226) , initially filed with the Securities and Exchange Commission on July 20, 2010, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 17, 2010	Longhai Steel Inc.

By: /s/ Chaojun Wang
Chaojun Wang
Chief Executive Officer